Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2014, with respect to the consolidated financial statements included in the Annual Report of American Realty Capital Global Trust, Inc. on Form 10-K for the years ended December 31, 2013 and 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital Global Trust, Inc. on Form S-3D (File No. 333-196829, effective June 17, 2014).

/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 1, 2015